UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  September 1, 2006

                           Integrated BioPharma, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                 000-28876                           22-2407475
          (Commission File Number)        (IRS Employer Identification No.)

                 225 Long Avenue
              Hillside, New Jersey                   07205
      (Address of Principal Executive Offices)     (Zip Code)

                                 (973) 926-0816
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

         The disclosure contained in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

         On September 1, 2006, we entered into a loan agreement with Amalgamated Bank. The loan agreement provides for a one-year secured revolving credit facility of up to $15 million. Borrowings under the facility have been used to refinance our $4,500,000 note to Bank of America and our debt of approximately $172,000 to Trade Investment Services, LLC, each of which has been paid in full with the proceeds of the revolving credit facility. Remaining amounts available under the credit facility may be used for the redemption of our Series B Redeemable Convertible Preferred Stock and for ongoing working capital purposes. As of the date hereof, we had $5,000,000 in borrowings under the facility, most of which was used to retire the debt described above.

         The interest rate on borrowings under the credit facility is equal to, at our option, either (1) the lender's publicly announced base rate, or (2) 1.50% plus the applicable LIBOR rate. Interest is payable monthly, quarterly or semi-annually, at our election, in arrears not later than the end of each such period.

         The credit facility requires that all principal be repaid in full on the first anniversary of the closing date, which may be extended for up to one year at the lender's option.

         The facility is secured by a first priority lien on our accounts receivable, equipment, inventory and deposit accounts. The obligations under the credit facility are also guaranteed by each of our current and future subsidiaries.

         The credit facility contains covenants restricting our ability to, among other things: (1) incur or guarantee additional debt; (2) make any investments (other than in the ordinary course); (3) engage in any asset sales or dispose of any assets (other than in the ordinary course); (4) engage in transactions with affiliates; (5) incur liens; and (6) declare or pay dividends. The credit facility also requires us not to exceed a maximum total leverage ratio, to maintain a minimum consolidated EBITDA, to maintain a minimum fixed charge coverage ratio and to maintain minimum deposit balances with the lender (unless certain revenue and EBITDA thresholds are met).

         The credit facility also provides for customary events of default, including non-payment defaults and covenant defaults.

         The descriptions of the credit facility and loan agreement are qualified in their entirety by the full text of the loan agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

         Our press release announcing the credit facility is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.      Description
-----------      -----------
10.1             Loan  Agreement, dated September 1, 2006, between Integrated
                 BioPharma,  Inc.  and Amalgamated Bank

99.1             Press Release issued by Integrated BioPharma, Inc. on
                 September 7, 2006.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          INTEGRATED BIOPHARMA, INC.


Date:  September 8, 2006                  By:  /s/ Dina Masi
                                          ------------------
                                          Dina Masi
                                          Chief Financial Officer